Exhibit 23(a)



                         CONSENT OF INDEPENDENT AUDITORS

We consent in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option and Stock Appreciation Rights Plan to the incorporation by reference therein of our report dated December 28, 1999, with respect to the consolidated financial statements of Infocrossing, Inc. (formerly Computer Outsourcing Services, Inc. and Subsidiaries) included in its Annual Report (Form 10-KSB) for the year ended October 31, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young, LLP
----------------------
Ernst & Young, LLP
New York, New York
September 20, 2000